EXHIBIT INDEX

2.       Opinion of counsel.

6.       Actuarial opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President
         - Insurance Product Development.

7. Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development.

8.1 Written consent of Ernst & Young LLP for American Express Variable Second-To-Die Life Insurance.

8.2 Written consent of Ernst & Young LLP for American Express Succession Select Variable Life Insurance.

9.       Power  of  Attorney  dated  April  9,  2002.